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                                                                     Exhibit 5.1

                  [ROBINS, KAPLAN, MILLER & CIRESI LETTERHEAD]




                                              October 17, 1994



Best Buy Co., Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota  55344

Ladies and Gentlemen:

     As counsel for Best Buy Co., Inc. ("Best Buy") and Best Buy Capital, L.P. ("Best Buy Capital"), we have participated in the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on September 30, 1994 by Best Buy and Best Buy Capital (Registration Nos. 33-55701 and 33-55701-01) with respect to
(i) the issuance and sale of Best Buy Capital's Convertible Monthly Income Preferred Securities (the "Preferred Securities"), (ii) the shares of Best Buy Series A Convertible Preferred Stock, $1.00 par value (the "Best Buy Series A Preferred Stock"), issuable upon certain events in exchange for the Preferred Securities, (iii) the shares of Best Buy Common Stock, $.10 par value (the "Best Buy Common Stock"), issuable upon conversion of the Preferred Securities and
(iv) the guarantee (the "Guarantee") of the Preferred Securities by Best Buy, and we have examined the Limited Partnership Agreement of Best Buy Capital; the proposed Amended and Restated Agreement of Limited Partnership of Best Buy Capital; the Amended and Restated Articles of Incorporation of Best Buy, as amended; the proposed indenture between Best Buy, Best Buy Capital and Harris Trust and Savings Bank, Chicago, Illinois, as trustee, under which Best Buy's Convertible Subordinated Debentures are to be issued to Best Buy Capital (the "Indenture"); the proposed Certificate of Designation pertaining to the Best Buy Series A Preferred Stock; the conduct of all corporate and partnership proceedings relating to the offer, sale and issuance of the Preferred Securities, the Best Buy Series A Preferred Stock, the Best Buy Common Stock and the Guarantee, and such other documents,

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Best Buy Co., Inc.
October 17, 1994
Page Two

corporate records and matters of law as we have deemed necessary for purposes of this opinion; and, based upon such examination and review, it is our opinion that:

     1. Best Buy has been duly incorporated and is validly existing under the laws of the State of Minnesota and Best Buy Capital has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware.

     2. When delivered and paid for as contemplated by the Registration Statement, the issuance of Preferred Securities in a public offering pursuant to the Registration Statement will have been duly authorized by all necessary partnership action on the part of Best Buy Capital and the Preferred Securities will be legally issued, fully paid and non-assessable.

     3. The shares of the Best Buy Series A Preferred Stock issuable upon exchange of the Preferred Securities, when issued in accordance with the terms of Preferred Securities and the Indenture, will have been duly authorized by all necessary corporate action on the part of Best Buy and will be legally issued, fully paid and non-assessable.

     4. The shares of the Best Buy Common Stock issuable upon conversion of the Preferred Securities, when issued in accordance with the terms of the Preferred Securities and the Indenture, will have been duly authorized by all necessary corporate action on the part of Best Buy and will be legally issued, fully paid and non-assessable.

     5. The execution and delivery of the Guarantee has been duly authorized by Best Buy and, when duly executed and delivered by Best Buy in the manner described in the Registration Statement, the Guarantee will constitute the legal, valid and binding obligation of Best Buy.

     We hereby consent to being named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as counsel for Best Buy and Best Buy Capital who have passed upon legal matters in connection with the issuance of the Preferred Securities, the Best Buy Series A Preferred Stock, the Best Buy Common Stock and the Guarantee. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Yours very truly,


                                        /s/ Robins, Kaplan, Miller and Ciresi